Exhibit 99.2
Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP COMPLETES THE SALE OF ITS
BARNES DISTRIBUTION NORTH AMERICA BUSINESS,

PROVIDES SUPPLEMENT WITH 2008 TO 2012 FINANCIAL RESULTS ADJUSTED
FOR DISCONTINUED OPERATIONS AND SEGMENT REALIGNMENT,

UPDATES 2013 FULL-YEAR GUIDANCE

BRISTOL, Conn., April 22, 2013 - Barnes Group Inc. (NYSE: B), an international aerospace and industrial manufacturer and service provider, today announced that it has completed the sale of its Barnes Distribution North America business to MSC Industrial Direct Co., Inc. in a cash transaction for approximately $550 million. After-tax proceeds from the sale of approximately $400 million will be utilized to reduce debt, buyback common shares, invest in profitable growth initiatives including potential acquisitions, and for general corporate purposes.
Barnes Distribution North America (BDNA) is an industry leader in logistical support by providing inventory management, technical sales, and supply chain solutions for maintenance, repair, operating and production supplies. With advanced e-commerce capabilities and other technology-based solutions, BDNA offers a diverse range of service options and innovative solutions to meet customers' individual needs and improve their overall profitability. BDNA, headquartered in Cleveland, Ohio, has approximately 1,400 employees and had 2012 revenues of approximately $300 million.
MSC Industrial Direct is one of the nation's largest distributors of Metalworking and Maintenance, Repair and Operations (MRO) supplies to industrial customers throughout the United States.
Baird served as the exclusive financial advisor to Barnes Group Inc. on the sale of BDNA. McDermott Will & Emery acted as outside legal counsel on the transaction.

Publishes Financial Supplement of Adjusted Financials for 2008 to 2012
The Company today published a supplement of adjusted historical financial results reflecting the move of BDNA to discontinued operations and the re-segmentation of the business into two reportable segments: Aerospace and Industrial.
As addressed in the Company's fourth quarter and full-year 2012 earnings release on February 22, 2013, Barnes Group will report BDNA as discontinued operations beginning with the first quarter of 2013. BDNA's financial results had been reported within the Company's Distribution segment. In addition, the remaining business within the Distribution segment, Associated Spring Raymond, has been realigned into the Company's Industrial segment.
The supplement has been compiled to provide financial results for 2008 to 2012 in a comparable manner to how current results of operations will be reported and is available on the investor relations, webcasts and presentations section of the Company's website at www.bginc.com.

Updates 2013 Full-Year Outlook and US Tax Court Decision
In addition, Barnes Group today updates its 2013 full-year guidance to include the impacts of the completed sale of BDNA and the Company's previously announced CEO transition.
Barnes Group now expects 2013 revenue from continuing operations to grow 17% to 20% from 2012. GAAP earnings per diluted share from continuing operations are anticipated to be in the range of $1.71 to $1.86. Excluding $10.5 million pre-tax, or $0.12 per share, of non-recurring CEO transition costs associated with the modification of outstanding equity awards to the Company's former President & CEO, adjusted operating margins are expected to be approximately 14%. Adjusted earnings per diluted share are anticipated to be in the range of $1.83 to $1.98, up 20% to 30% from 2012's adjusted diluted earnings per share from continuing operations of $1.52.
On April 16, 2013, the U.S. Tax Court rendered an unfavorable decision against the Company, rejecting the Company's objections to a $16.5 million tax adjustment arising out of an IRS audit for the tax years 2000 through 2002 and imposing penalties. The Company is currently evaluating its options, including appealing the decision. The Company's guidance does not include any impact on expected earnings or cash flow as a result of the court's decision.

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Full-Year 2012 Actual	Full-Year 2013 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$1.44	$1.71	to	$1.86

Synventive short-term purchase accounting adjustments	0.07		—
Synventive acquisition transaction costs	0.01		—
CEO transition costs	—		0.12

Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (1)	$1.52	$1.83	to	$1.98

(1) The Company has excluded short-term purchase accounting adjustments and transaction costs related to its Synventive acquisition in 2012 and CEO transition costs associated with the modification of outstanding equity awards in 2013 from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.

About Barnes Group Inc.

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international aerospace and industrial manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 3,700 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as "anticipated," "believe," "expect," "plans," "strategy," "estimate," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties described in our periodic filings with the Securities and Exchange Commission (“SEC”) include, among others, uncertainties arising from the current or worsening conditions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; inability to realize expected sales or profits from existing backlog; integration of acquired businesses; restructuring costs or savings; the impact of the divestiture of the Barnes Distribution North America business to MSC Industrial Direct Co., Inc.; the impact of the acquisition in 2012 of the Synventive Molding Solutions business; the impact of the divestiture in 2011 of our Barnes Distribution Europe businesses; and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; introduction or development of new products or transfer of work; changes in raw material or product prices and availability; foreign currency exposure; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; the impact of the U.S. Tax Court's unfavorable decision related to an IRS audit for the tax years 2000 through 2002 rendered on April 16, 2013; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; outcome of contingencies; future repurchases of common stock; future levels of indebtedness; numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature; and other risks and uncertainties described more fully in documents filed with or furnished to the SEC by the Company, including the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings with the SEC. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070